UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
April 19, 2005

INFORMATICA CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-25871 (Commission File Number)	77-0333710 (I.R.S. Employer Identification Number)

100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)

(650) 385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2005, the Compensation Committee of the Board of Directors of Informatica Corporation (the “Company”) recommended, and the Board of Directors adopted, the Company’s 2005 Cash Bonus Plan. Pursuant to the 2005 Cash Bonus Plan, all eligible employees, including executive officers, of the Company may receive performance-based compensation based upon the Company’s achievement of certain goals, including achievement of specified non-GAAP operating income targets and software license bookings targets. One half of the aggregate bonus pool available for employees will be attributable to achievement of each of the two goals. The amount of the bonus pool that an individual employee may receive is based upon a percentage of the individual’s base salary and varies by position. Awards under the 2005 Cash Bonus Plan would be accrued quarterly and paid semiannually.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 21, 2005	INFORMATICA CORPORATION
	By:	/s/ EARL E. FRY
Earl E. Fry Chief Financial Officer, Executive Vice President and Secretary